                                                                    Exhibit 10.5

                                 LEASE AGREEMENT

DRAWN UP AND SIGNED ON THE 6TH DAY OF THE MONTH OF OCTOBER IN THE YEAR 1997

Between:       EDITH INDUSTRIAL BUILDINGS LTD.
               Private company number 51-205511-2
               (to be called hereinafter: "THE LESSOR")

                                                        OF THE FIRST PART;

and:           SCOPE METAL TRADING AND TECHNICAL SERVICES LTD.
               Public company number 52-003742-5
               of the Industrial Zone, Mazkeret Batya, Israel
               (to be called hereinafter: "THE LESSEE")

                                                        OF THE SECOND PART;

Whereas:       The Lessor purchased a leasehold title for construction in the
               Parcels as defined in this Agreement hereunder: A copy of the extract of the registration of the aforesaid parcels is attached herewith and marked as APPENDIX "A".

and whereas:   the Lessee desires to lease the Leasehold, as this term is defined hereunder in clause 1.3, and to operate thereon a
               business, being a factory for the manufacture, marketing and packaging of the Products, and the Lessor desires to let the said area to the Lessee, which shall use it for the aforesaid purpose;

and whereas:   the parties desire to specify the lease conditions in this
               Agreement;

            WHEREFORE, IT WAS DECLARED, STIPULATED AND AGREED BETWEEN
                             THE PARTIES AS FOLLOWS:

1.   INTERPRETATION

     1.1  The recitals to this Agreement and all appendices to the Agreement constitute an integral part thereof.

     1.2  The clause headings in this Agreement have been added solely for the sake of convenience and shall not be used in the interpretation of the
          Agreement.

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     1.3  In this Agreement, the following expressions shall have the meanings alongside them:

          "THE LEASEHOLD" -             An area which includes the entire Parcel
                                        for Industry and 17,500 square meters in
                                        the other Parcel, and this, in the area
                                        marked in red in the schematic attached
                                        herewith as an appendix and marked "B,"
                                        as well as the Building.

          "THE PARCELS" -               Parcels 21 and 25 in block 2775 in Be'er
                                        Tuvia.

          "THE BUILDING" -              Building on an area of approximately
                                        2,317 square meters, which is intended
                                        for offices, which is being built on the
                                        Parcel for Industry, and roofed sheds on
                                        an area of approximately 7,052 square
                                        meters, which are being built on the
                                        Parcel for Industry and on the Other
                                        Parcel.

          "THE PLANS" -                 The building plans, which are attached
                                        as APPENDIX "C" to this Agreement.

          "THE SPECIFICATIONS" -        The technical specifications of the
                                        Building, which is attached as APPENDIX
                                        "D" to this Agreement.

          "THE PARCEL FOR INDUSTRY" -   A portion of Parcel 25 in the aforesaid
                                        Block 2775, on an area of about 13,408
                                        square meters, which is marked as Lot
                                        212.

          "THE OTHER PARCEL" -          A portion of Parcel 21 in the aforesaid
                                        Block 2775, on an area of about 36,960
                                        square meters, which is marked as Lot
                                        504.

          "THE PRODUCTS" -              Raw materials and products in the
                                        stainless steel branch ("nerosta"),
                                        floor gratings from galvanized steel,
                                        alloys of nickel, titanium and alloys
                                        and every similar product.

          "THE URBAN BUILDING           Urban Building Schematic 110/03/8.
          SCHEMATIC"-

2.   DELIVERY OF THE LEASEHOLD

     2.1  The Lessor undertakes to deliver occupancy of the Leasehold to the
          Lessee on October 14, 1997 or on the payment date of the lease payment in its entirety, as stipulated hereunder in clause 8, whichever is later.

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     2.2  The Lessor undertakes to complete the construction of the Building by
          February 28, 1998, with the Building being constructed as stipulated in the plans and in the specifications, being fit and suitable for use, with all systems thereof operating in good working order.

     2.3  The Lessee shall enable the Lessor, either itself or by others on its behalf, to inspect the Building before accepting it. At the time of the delivery, delivery minutes shall be drawn up and signed by the
          Lessee and the Lessor, which shall contain details of the deficiencies and defects and inconsistencies between the condition of the Building at the time of delivery and the plans and the specifications.

     2.4  The Lessee shall be precluded from alleging any claim against the
          Lessor in relation to deficiencies or defects that could have been discovered during a reasonable inspection at the time of delivery, if they were not noted in the delivery minutes, and the Lessee shall be deemed as agreeing to accept the Building while it includes the deficiencies and the defects that could have been discovered as stated, and waiving them and any claim in respect thereof.

     2.5  In the event that the inspection shall discover deficiencies or defects which constitute a deviation from the plans and from the specifications, the Lessor undertakes to repair them at its expense within a reasonable period of time - but not exceeding 45 days - and if at issue are deficiencies requiring urgent repair, without which the Building cannot be used - within seven days.

     2.6  The Building shall be deemed completed even if the development work around it has not yet been completed, provided that the Building shall be connected to the sewage system and connection to water and electricity shall be possible.

3.   REGISTRATION

     3.1  The Lessee is aware that, at this stage, only a caveat in favor of the
          Lessor is registered at the Land Registry Office in respect of the
          Plots. The Lessee is also aware that the registration of the leasehold title at the Land Registry Office and/or at the Administration can
          only be done after the Urban Building Schematic (including the changes that are to be entered into the Urban Building Schematic following the change to the Urban Building Schematic) shall be approved, and only after parcelization of the real estate shall be completed and the
          Leasehold shall be registered as a separate registration entry, and that it is not now possible to execute the registrations at the Land
          Registry Office, and that these shall be executed only after it shall become legally possible to do so. Therefore, the Lessee agrees that registration of the Leasehold as a separate registration entry and the registration of the title under the name of the Lessee at the Land
          Registry Office shall be carried out as soon as it shall become legally possible to do so.

     3.2  Since the redivision plan of the real estate depends upon the approval of the Urban Building Schematic, including the change to the Urban
          Building Schematic, the redivision plan for the real estate shall be implemented only after the Urban Building Schematic shall be approved.
          As soon as it becomes possible, the Lessor shall ensure that the appropriate plans shall be submitted

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          to the planning authorities, so that the Parcels shall be split and the Leasehold shall be registered as a separate registration entry.
          The Lessor shall act diligently and with expertise and shall exert its best efforts to expedite the Urban Building Schematic approval proceedings and registration of the parcelization and the Lessee's leasehold title to the Leasehold as stipulated in this Contract.
          Should it become evident that the Urban Building Schematic was not approved and/or should it become clear beyond any doubt that the Urban
          Building Schematic shall not be approved, the Lessor shall exert its best efforts so that a parcelization plan of the real estate and/or the Parcels shall be performed, so that the Leasehold shall be registered as a separate registration entry. It is agreed that if it is possible to register the Leasehold as a separate registration entry
          - despite the fact that the Leasehold is comprised of an agricultural
          Lot and an industrial Lot - the Leasehold shall be registered as stated. If it shall not be possible to register the Leasehold as a separate registration entry - the Parcel for Industry and the Other
          Parcel shall be registered as separate registration entries, albeit as adjoining parcels - as they are in accordance with the schematic attached to this Contract.

     3.3  Registration of the leasehold title in the Leasehold under the name of the Lessee, when the Leasehold shall be registered as a separate registration entry, shall be carried out by way of registration of a sublease on the Leasehold under the name of the Lessee.

          Subject to the fulfillment of the Lessee's commitments as stipulated in this Contract, the Lessor undertakes to register the lease of the
          Leasehold under the name of the Lessee at the Land Registry Office within 12 months of the date on which the parcelization plan for the real estate was approved by the planning authorities and the Leasehold was registered as a separate registration entry.

          In any case, the Lessor shall not be held responsible for any delay in the registration as a result of a delay that is not under its control, or any other delay deriving from the Lessee.

     3.4  The leasehold title in the Leasehold shall be registered under the name of the Lessee (after the Leasehold is registered as a separate registration entry at the Land Registry Office, as noted above), being free of any mortgage, lien, attachment and/or third-party right whatsoever or any debts whatsoever, with the exception of liens created in favor of the Lessee, or, at its request or at its instruction and/or in respect thereof.

     3.5  The Lessee undertakes to appear at the Administration and/or at the
          Land Registry Office and/or before an attorney to be designated by the
          Lessor, on the date that shall be scheduled by the Lessor, via a
          14-day prior notice, for the purpose of registering the leasehold title under its name, as stipulated in this Contract.

          The Lessee undertakes to submit to the Lessor, no later than within 14 days of receiving the request from the Lessor, all the certificates, receipts and approvals that are required for executing the registrations, and to sign all documents that shall be required by the
          Lessor and/or the attorneys appointed by the Lessor to handle the execution of the registration, for the purpose of

                                                                               4

          registering the leasehold title under the name of the Lessee as stipulated in this Contract.

          The execution of the registration of the title under the name of the
          Lessee as stipulated in this Contract is conditional upon the submission of all the documents and/or the approvals that the Lessee is obligated to obtain and/or to furnish and/or upon the rendering of all the payments that are applicable to the Lessee pursuant to this
          Contract and upon the fulfillment of all the Lessee's obligations pursuant to this Contract.

          If on the date as stated, all the approvals and/or documents that the
          Lessee is obligated to obtain shall not be in the possession of the
          Lessee and/or to furnish in order that the leasehold title in the
          Leasehold shall be registered as stated in this Contract - the registration date shall be postponed to another date that shall be coordinated between the parties, at which time the Lessee shall furnish all the requisite approvals, however, the Lessee is required to bear all expenses that might be caused to the Lessor as a result of the postponement of the execution of the registrations as stated.

4.   IRREVOCABLE POWER-OF-ATTORNEY

     4.1  The Lessee undertakes to sign an irrevocable power-of-attorney, using the version attached to this Agreement as APPENDIX "E," in the presence of Attorney Yoram L. Cohen, at the time this Agreement is signed.

     4.2  The power-of-attorney shall be used by the Lessor solely for the purpose of executing the instructions of this Agreement and all that derives therefrom, including, without prejudice to the general purport of the aforesaid, the registration of the Parcels under the name of the Lessor, and registration of the leasehold title to the Leasehold at the Land Registry Office and at the Israel Lands Administration as
          needed.

     4.3  The granting of the power-of-attorney shall not release the Lessee from its obligation to itself fulfill its undertakings in this
          Agreement and to itself sign all documents pertaining thereto.

5.   SIGNS

     The Lessee shall be entitled to install signs on the facade of the
     Building, on the external walls of the Building, in the location and per the dimensions that shall be determined in coordination with the Lessor and with its consent. The Lessee undertakes that the signs shall be at a high level of quality and esthetics.

     The signs shall be installed by the Lessee and at its own expense, and all liability in respect thereof, including in respect of any damage to the person or property of a third party, if caused, shall apply to the Lessee.

     The Lessee shall be obligated to obtain all licenses and permits required for installation of the signs, and shall bear any applicable tax, levy, or fee in respect of the installation and use of the signs.

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6.   THE LEASE AND THE PERIOD OF THE LEASE

     6.1  The Lessor is hereby letting to the Lessee, and the Lessee is hereby leasing the Leasehold from the Lessor for a period of fifteen (15)
          years, commencing October 14, 1997 and ending on October 13, 2012.

     6.2  It is hereby expressly agreed by the parties that the provisions of the Tenants' Protection Law (Consolidated Version), 5732 - 1972 and/or
          any law that shall replace it and/or be added thereto and/or any other law enacted that shall limit the eviction right of landlords and/or limit the highest amount of the lease payment shall not apply to the lease that is the subject of this Agreement, to the rights associated therewith and to the relations between the parties, and the Lessee shall never be a protected tenant in the Leasehold.

          The Lessee further acknowledges and confirms that the Leasehold is a building whose construction shall be completed after 25 Adar 5728 -
          (August 10, 1968), and shall be rented for the first time after this date, that the Lessee did not pay any key money whatsoever for the
          Leasehold and did not render any other payment that might be interpreted as key money or as participation in key money, and that all renovations, changes or additions that it made and/or shall make in the Leasehold shall not be deemed in any way whatsoever as participation in the construction investments and shall not confer upon it in any way whatsoever any protected tenancy right whatsoever.

7.   THE USE OF THE LEASEHOLD

     7.1  The Lessee shall be permitted to use the Leasehold for the purpose of conducting a business of manufacturing of the Products, the packaging thereof and/or the marketing thereof, and shall be permitted to allow others to use the Leasehold during the Period of the Lease for the purpose of conducting a business of manufacturing of the Products, the packaging thereof and/or the marketing thereof.

     7.2  The Lessee hereby declares that it saw and inspected the Leasehold, and itself inspected, under its own responsibility, the legal, commercial and economic feasibility of utilizing the Leasehold, and found it to be suitable for its requirements and purposes, and the
          Lessee waives any claim in relation to the Leasehold, its location and identification.

     7.3  The Lessee undertakes to use the Building carefully and reasonably, to maintain it in good working condition at all times, and to immediately repair any damage, breakdown, breakage or defect in the Leasehold as soon as it is discovered, with the exception of reasonable and ordinary wear and tear, this with all due speed after they arose and/or were caused. If the Lessee shall not fulfill any of the conditions of this subclause, even after a warning and a seven-day extension, the Lessor shall be permitted, but not obligated, to enter the Leasehold and to perform the repairs at the Lessee's expense, and the Lessee shall be obligated to reimburse the Lessor, immediately upon its request, for the repair expenses, plus any expense caused to the Lessor as a result. There is nothing in the above stated that shall derogate from any other remedy conferred upon the Lessor pursuant to this Agreement or pursuant to any law.

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     7.4  The Lessee undertakes that it shall use the Leasehold in a manner that shall not cause any nuisances and/or disturbance to the users in the occupied section, or to passersby near the Building, including prevention of the creation of smoke or unpleasant odors, and shall maintain cleanliness in the Leasehold and in its vicinity.

     7.5  The Lessor shall be permitted to enter the Leasehold by itself and/or by representatives at any reasonable time in order to assess the condition of the Leasehold and/or to perform repairs therein, in the event that the Lessee did not perform them.

8.   LEASE PAYMENT

     The lease payment for the Leasehold shall be paid by the Lessee in advance for the entire Period of the Lease in a one-time payment of USD 5,660,000
     (in words: five million, six hundred sixty thousand U.S. dollars), according to the representative rate of exchange that shall be published on the actual payment date. The lease payment shall be paid by no later than
     November 10, 1997.

     Value added tax shall be added to the lease payment against the receipt of a tax invoice as required by law.

9.   SUNDRY PAYMENTS

     9.1  The Lessee hereby undertakes that it shall asamounte and pay all taxes, levies, municipal taxes and other compulsory payments that shall be lawfully imposed in relation to the Leasehold and/or the use thereof, and, without derogating from the general purport of that stated above, municipal tax, business tax, business license fees, sign tax.

          The Lessee shall also bear payments such as: electricity, gas, cleaning, telephone, etc., relating to the use and/or maintenance of the Leasehold.

     9.2  The Lessor shall pay the government property tax and other payments, if any, which are applicable to ownership of the Leasehold, to differentiate from occupancy and use thereof.

     9.3

          9.3.1  The betterment tax applicable in respect of the transaction shall apply to the Lessor. The Lessor hereby declares that, according to all the calculations that it made, there is no liability for paying betterment tax in respect of the leasing transaction.

                 Notwithstanding that stated above, and without derogating
                 therefrom, the amount of USD 50,000, out of the lease payment stipulated above in clause 8, shall be transferred, at the time the Agreement is signed _____, to a trust account that shall be opened by the Lessee's representative, Attorney Yoram L. Cohen
                 (hereinafter: "THE TRUST ACCOUNT" and hereinafter: "THE BALANCE
                 OF THE REMUNERATION").

          9.3.2  As of the signing date of the Agreement, Attorney Cohen shall invest the Balance of the Remuneration, which is deposited in the Trust Account, in an automatically renewing short-term deposit. The profits

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                 from the investment are the property of the Lessor, and the risks involved are its responsibility.

          9.3.3  The Lessor shall report the transaction that is the subject of this Agreement by way of a self-assessment, and on the dates prescribed in the law in this regard, and shall deliver the confirmation of the Land Betterment Tax Division, upon the receipt thereof, to the Lessee. The Balance of the
                 Remuneration, inclusive of the profits thereof, if any, shall be transferred to the Lessee against this confirmation.

          9.3.4  In the event that a confirmation as stipulated above in clause
                 9.3.3 shall not be furnished to the Lessee by the end of three months after the Agreement is signed, Attorney Cohen shall be permitted to pay the tax out of the Trust Account, which the
                 Lessor shall be charged from the Land Betterment Tax Division.
                 The balance of the money, if any, shall be immediately
                 transferred to the Lessor.

     9.4  Purchase tax in respect of the leasing pursuant to this Contract shall apply to the Lessee and shall be paid by it.

     9.5  Each party shall pay its own attorney's fee.

     9.6  The Lessee undertakes to pay the payments applicable to it on time.
          Any penalty, linkage differentials, interest and any expense or damage that might be caused due to a payment in arrears, including expenses or damages that might be caused following the disconnection of various utilities to the Leasehold, shall apply to the Lessee.

10.  BUILDING ALTERATIONS

     10.1 The Lessee hereby undertakes that it shall not perform any changes or additions whatsoever in the building, including in or to the exterior walls, and shall not install any installation or system that cannot be dismantled without causing damage to the structure of the building, unless it received the Lessor's prior written consent (the changes, additions and installations shall be called hereinafter: "THE
          ALTERATIONS").

     10.2 The Lessor hereby gives its consent in advance that the Lessee shall be permitted at any time, should it so desire after delivery of the occupancy, and solely at its own expense, to construct interior partitions in the building and to change them and/or remove them, and to replace all the lavatories and refrigeration rooms, and to perform any other interior structural Alterations, provided that they do not harm the construction of the building, the basic systems thereof and the exterior walls.

          The Lessee shall be required to obtain any permit and any license that are required for this purpose, before effecting the Alterations, from every competent authority. The Lessor hereby undertakes to sign any application pertaining to the aforesaid, to the extent that submission thereof to the competent authorities shall be required, provided that the aforesaid application shall not undertake liabilities exceeding those stipulated in this Agreement and provided that the Lessor shall not be required to pay any payment whatsoever in respect of the aforesaid.

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          All expenses and liabilities pertaining to the Alterations shall apply solely to the Lessee, and the Lessee shall compensate the Lessor in respect of any expense or damage that shall be caused to it, if any, relating to performance of the Alterations or due to any liability that shall be imposed on the Lessor, if any, in connection with or as a result of performance of the Alterations.

          In order to dispel any doubt, it is hereby declared that the
          Alterations that shall be performed by the Lessee, if any, may in no way be deemed in any instance and manner "execution of other investments" in the Building, as this term is defined in the tenant protection laws, and the Lessee reiterates and declares that it shall not be a protected tenant in the Leasehold.

     10.3 In any instance whereby the Lessee shall perform Alterations other than within the scope of that stated above in clause 10.2, and without receiving the Lessor's prior written consent, the Lessor shall be allowed to demand the immediate removal of the Alterations and the repair of any mark or defect that shall be created in the Building due to the performance of the Alterations or due to the removal thereof.
          The Lessee shall be required to remove the Alterations within seven days of receiving the Lessor's demand as stated. In the event that the
          Lessee shall not remove the Alterations on time, the Lessor shall be allowed to enter the Building, to remove the Alterations at the
          Lessee's expense, and the Lessee shall reimburse the Lessor, immediately upon its request, for all expenses incurred by the Lessor in relation to removal of the Alterations. That stated above does not derogate from any other remedy available to the Lessor pursuant to this Agreement or pursuant to any law.

     10.4 All Alterations that are not movable and/or that are permanently affixed to the building shall become the property of the Lessor, and the Lessee shall not be permitted to remove them, and shall not be entitled to demand any payment or refund of an investment in connection with the Alterations that it made in the Building. In the event that the Lessor shall not be interested in the Alterations made by the Lessee in the Building, even if done with the Lessor's consent, the Lessee shall be required, at the demand of the Lessor, to remove all the Alterations and to restore the Building to the status quo ante those Alterations were made, and to repair any mark or defect that shall be caused due to the restoration, all this by the date on which the Building reverts to the Lessor.

11.  TRANSFER OF RIGHTS

     11.1 The Lessor shall be permitted to sell the Leasehold and/or to transfer this Agreement and/or any of its rights pursuant thereto, in whole or in part, to another party or other parties, as it shall deem fit, and without necessitating the Lessee's consent, on the condition that the recipient of the transfer of the rights shall take upon itself all the
          Lessor's obligations vis-a-vis the Lessee pursuant to this Agreement.

     11.2 Subject to clause 11.3 hereunder, the Lessee undertakes not to transfer this Agreement and/or any of its rights pursuant thereto and/or any portion thereof, in whole or in part, and not to share them with any person, not to deliver or to give occupancy or allow use, or to share the usage with any

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          person, all whether for a remuneration or for no remuneration, without receiving the Lessor's prior written consent thereto.

     11.3 Notwithstanding that stated above in clause 11.2, it is hereby agreed between the parties as follows:

          11.3.1 In the context of this clause, the establishment of a subsidiary, the transfer or allotment of shares and the
                 establishment of a partnership and any change in the
                 composition of the control therein shall not be deemed as a transfer of rights pursuant to this clause, provided however, that the new entity shall be the Lessee pursuant to this
                 Agreement, and all provisions of this Agreement shall apply thereto, without exception, and no further formality shall be necessary, provided that, ten days prior to the activation of the Leasehold by the new entity, the Lessee shall furnish the
                 Lessor with a written undertaking by the new entity whereby the new entity takes upon itself all the Lessee's obligations
                 pursuant to this Contract.

          11.3.2 The Lessee shall be permitted to operate the building in its entirety by another legal entity, provided that the said entity shall be wholly controlled by the Lessee, and that that legal entity, jointly with the Lessee, shall be responsible and
                 liable, jointly and severally, for all the Lessee's obligations pursuant to this Contract. The Lessee undertakes to issue to the Lessor, ten days prior to operation of the Leasehold by the said legal entity, a written undertaking of the legal entity whereby the entity takes upon itself, severally, all the
                 Lessee's obligations pursuant to this Contract.

12.  LICENSES AND COMPLIANCE WITH LAWS

     12.1 The Lessee undertakes to ensure the receipt of all licenses and permits that are required to conduct its business in the Leasehold from the competent authorities. The Lessee hereby undertakes to comply with all laws, regulations, orders and directives from government, municipal and other authorities pertaining to the occupancy and use of the Leasehold. The Lessee alone shall be liable for any offense or damage that might be caused or for any fine or compensation that shall be imposed in relation to the use of the Leasehold. The Lessee undertakes to indemnify the Lessor within seven days for any demand or claim in connection with that stated above.

     12.2 Should any competent authority demand any change and/or addition whatsoever, as a condition to granting of licenses for the business that the Lessee intends to conduct in the Leasehold pursuant to that stipulated in this Agreement, the Lessee shall be obligated to make the change and/or addition solely at its expense, and shall be obligated to comply with all other requirements of the competent authority that might be required as a condition to receiving the licenses as stated.

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13.  LIABILITY AND INSURANCE

     13.1 The Lessor shall not bear any liability and any damages whatsoever to the person and/or property of the Lessee, its employees, its customers, its visitors, its guests and/or any other third party, including tenants adjacent to the Leasehold, which might be caused due to and/or in respect of the use of the Leasehold, and/or visiting therein and/or due to the acts or omissions of the Lessee, its employees, its managers, its guests and people on its behalf. The entire liability in respect of the matters stipulated above, including liability vis-a-vis the Lessor, shall apply solely to the Lessee. The
          Lessee undertakes to compensate and indemnify the Lessor in respect of any amount that the Lessor shall pay in respect of any claim that shall be filed by a third party deriving from any one of the matters enumerated above.

     13.2 Without prejudice to the general purport of that stated above in clause 13.1, the Lessee undertakes that it shall possess a valid insurance policy at all times, which shall be issued by an insurance company [__], whose wording and conditions shall be approved by the
          Lessor and/or by its advisors. The policy shall insure the Leasehold and the business being conducted therein in respect of liability vis-a-vis the public, resulting and due to the use of the Leasehold, and in respect of every liability and every damage stipulated above in clause 13.1, at the limits of liability of USD 500,000 per claimant and USD 500,000 per event. The policy shall be under the name of "the
          Lessee and/or the Lessor," shall include a cross-liability clause, and shall cancel at least the following exclusions: fire, explosion, flood, panic.

     13.3 The Lessor shall insure, at its own expense, the structure of the
          Leasehold under comprehensive building insurance (linked or updated annually), throughout the entire Period of the Lease, from an insurance company to be approved by the Lessor, according to standard policies, with the Lessor included in the aforesaid insurance policy as an insured party, together with the Lessee.

          The Lessee shall list itself as the beneficiary in the aforesaid insurance policy for any event of damages to the building, with the exception of "total loss," and provided that the remuneration that shall be received from the insurance company shall be used by the
          Lessee solely to repair all the damages in respect whereof it shall receive the aforesaid payments, and the Lessee shall be obligated to repair the damages in the structure of the Leasehold immediately upon the receipt thereof.

          The Lessee shall deliver to the Lessor photocopies of the aforesaid insurance policy, as well as a written confirmation from the insurance company that the aforesaid insurance policy is in effect.

     13.4 The Lessee shall insure, at its own expense, the glass panes, glass-fronted display cabinets, the air-conditioning installation and the electrical control panels in the building, throughout the entire
          Period of the Lease, under a linked policy from an insurance company of its choice and at its discretion. The Lessor shall be included in the aforesaid insurance policy as an insured party, together with the
          Lessee. The value of the aforesaid glass, air-

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          conditioning installation and electrical control panels, which shall be included in the insurance policy, shall be at their full value on the date the policies are drawn up.

          It is stipulated that, in any case, except in the event of a general fire and/or general explosion of the Building, the Lessee alone shall be permitted to collect the damages of any type, however, the Lessee shall be required to use them to repair the damages immediately upon the receipt thereof.

          The Lessee shall extend, at its own expense, the aforesaid insurance policy periodically, until the end of the Lease pursuant to this
          Contract.

          The said insurance shall include insurance against reasonable and accepted risks, fire, explosion and breakage insurance. Regarding air conditioning and electrical control - insurance against fire, explosion, and regarding air conditioning alone, mechanical breakdown insurance as well.

     13.5 All policies to be issued pursuant to this clause shall include a clause updating the insurance amounts from time to time, in order to prevent the occurrence of situations of underinsurance.

14.  INDEMNIFICATION AND LATE CHARGES

     14.1 Any payment or expense that is applicable to the Lessee pursuant to this Agreement, that the Lessee did not pay on time, the Lessor shall be permitted, but not obligated, to pay in its stead, and the Lessor shall be entitled to immediate indemnification from the Lessee.

     14.2 The Lessee shall indemnify the Lessor, immediately upon demand, for any payment or expense that is applicable to the Lessee that the
          Lessor was forced to pay, or which are applicable to the Lessor due to a breach of law or agreement by the Lessee, including all expenses that shall be caused to the Lessor as a result thereof.

     14.3 In any instance of an arrears in any payment whatsoever that the
          Lessee is required to pay (including reimbursement or indemnification payments pursuant to clauses 14.1 and 14.2), the Lessor shall be entitled, without derogating from any other remedy conferred upon it pursuant to this Agreement or pursuant to any law, to receive from the
          Lessee the higher of the following amounts:

          14.3.1 The amount in arrears, being linked to the Consumer Price
                 Index, plus linked interest of 7.5% per annum from the payment due date until the actual payment date.

          14.3.2 The amount in arrears, plus interest at the maximum rate customary at Bank Leumi Le-Israel Ltd. in relation to
                 exceptional overdrafts in a current drawing account, with the interest accruing from the payment due date until the actual payment date.

          14.3.3 The amount in arrears, being linked to the rise in the exchange rate of the US dollar, from the payment due date until the actual payment date, plus interest at the maximum interest rate and all levies that shall

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                 be customary at Bank Leumi Le-Israel Ltd. in relation to dollar loans to customers.

15.  EARLY TERMINATION

     The Lessor shall be permitted to terminate the contract immediately, by written notice, which shall take effect immediately upon the receipt thereof by the Lessee, in any one of the following instances:

     15.1 if the Lessee instituted liquidation proceedings or if a liquidation order, receivership order were issued against the Lessee, or if a receiver was appointed over its assets or a portion thereof, and the receiver and the order or such appointment has not been cancelled within 45 days;

     15.2 if the Lessee arrived at a settlement with its creditors, or if it submitted a request for a settlement with its creditors;

     15.3 if the Lessee breached any of the provisions of this Agreement constituting a fundamental breach, as this term is defined in the Law of Contracts (Remedies for Breach of Contract), 5731 - 1970.

16.  VACATING OF THE LEASEHOLD

     16.1 At the end of the Period of the Lease or upon the lawful conclusion, termination or expiry of the Agreement before then, for any reason whatsoever, the Lessee shall immediately vacate the Leasehold and shall revert possession to the Lessor, with the Leasehold being vacant of every person and of every object, being in good condition and in proper working order, but taking into account wear and tear that shall be caused to the Leasehold due to ordinary and reasonable use thereof, and after having fulfilled the obligation of restoring the condition to the Leasehold to the status quo ante in relation to the Alterations stipulated above in clause 10.2.

     16.2 During the one-month period before the Lessee reverts the Leasehold to the Lessor, an engineer shall conduct an inspection of the Leasehold, whose identity shall be agreed upon between the parties, and, in the absence of consent, the identity of the engineer shall be determined by the chairman of the Association of Engineers and Architects in
          Israel (hereinafter: "THE ENGINEER"), who shall draw up a list of repairs that the Lessee is required to make pursuant to the provisions of this Agreement, including repairs of damages and breakdowns. The
          Engineer shall also determine the cost of the repairs.

          16.2.1 At that same time, the Lessee shall be required to notify the
                 Lessor whether it wants to effect the repairs by itself, or whether it wants the Lessor to effect the repairs at the
                 Lessee's expense.

          16.2.2 If the Lessee chose for the Lessor to effect the repairs at the
                 Lessee's expense, the Lessee shall be required to so notify the
                 Lessor within ten days of the date that the list of repairs prepared by the Engineer as stated was furnished to it, and to pay to the Lessor within the said ten days the cost of the repairs as determined by the Engineer. The Lessee shall enable the Lessor to effect the repairs, shall give the Lessor,

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                 and/or to any party acting on its behalf, a free hand in the
                 Leasehold for a period that shall not diminish from the period determined by the Engineer in this regard, and which shall be, in its entirety, prior to the date for vacating, pursuant to the provisions of the Agreement (hereinafter: "THE REPAIR
                 PERIOD").

          16.2.3 If the Lessee chose to effect the repairs by itself, it shall be required to complete the performance thereof to the
                 satisfaction of the Engineer, by the end of the Period of the
                 Lease. If the Lessee failed to meet the deadline for completing the repairs as stated, the Lessee shall be deemed as not having vacated the Leasehold on time, for the duration of the period that the repairs are behind schedule, and for the duration of the aforesaid deviation in the repair schedule, the provisions of clause 16.3 hereunder shall apply.

          16.2.4 If the Lessee chose to effect the repairs by itself and did not effect them as stipulated above in subclause 16.2.3, and/or did not enable the Lessor to effect the repairs by the date
                 stipulated above in subclause 16.2.2, the Lessor shall effect them at the Lessee's expense, as stated, and shall commence repairs on the date on which this shall become actually
                 possible, according to the occupancy situation in the Leasehold
                 (hereinafter: "START DATE OF THE REPAIRS"). In such instance, the Period of the Repairs shall be deemed to have commenced as of the Start Date of the Repairs, and, if this period shall continue to extend beyond the end of the Period of the Lease pursuant to the Agreement, the Lessee shall be deemed to have not vacated the Leasehold on time, for the duration of the deviation, and the provisions of clause 16.3 hereunder shall apply to the duration of the aforesaid deviation.

          16.2.5 To dispel any doubt, it is hereby clarified that a failure to conduct an inspection of the Leasehold by an engineer shall not constitute a waiver on the part of the Lessor of a demand for repairs in the Leasehold and shall not release the Lessee from any of its obligations regarding maintenance of the Leasehold and its condition upon vacating.

     16.3 In the event that the Lessee shall not vacate the Leasehold on time and/or shall return it other than in the condition stated in clause
          16.1, then the Lessee shall pay to the Lessor, for each month of delay, an easement fee of USD 103,788 (or a relative proportion of this amount in respect of a delay for part of a month), and this as pre-assessed and pre-agreed compensation, which shall not require any further proof. The compensation, as stated, shall not prejudice the
          Lessor's rights to sue the Lessee for any additional amount beyond the aforesaid, if the actual damage shall indeed exceed the aforesaid amount, and without prejudice to any other remedy available to the
          Lessor pursuant to this Agreement and/or pursuant to any law, including obtaining an eviction order against the Lessee.

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17.  SUNDRY PROVISIONS

     17.1 This Agreement encompasses and exhausts all that agreed upon between the parties in its entirety, and no consideration shall be given to any negotiations that preceded or took place concurrently with the signing thereof, to any declarations, representations, undertakings or agreements that preceded or that were a condition to the signing of this Agreement, and all these are hereby null and void, unless they were expressly included in this Agreement.

     17.2 No waiver, discount or abstention from an action at its appointed time, or extension that might be given, shall be deemed a waiver on the part of any party to this Agreement of any of its rights pursuant to this Agreement, and it shall be permitted to exercise its rights, in whole or in part, at any time that it shall deem fit.

     17.3 Any amendment, correction or addendum to this Agreement shall be drawn up in writing, since otherwise, they shall be invalid.

     17.4 The jurisdiction for the purpose of any litigation between the parties in connection with any of the matters involved in this Agreement, the signing, execution and completion thereof, shall be before the competent courts in Tel-Aviv - Jaffa.

18.  NOTICES

     The addresses of the parties for the purpose of serving notices in this regard shall be:

     The Lessor: Mivtsa Industrial Zone, Bnei Ayish.

     The Lessee: Industrial Zone, Mazkeret Batya.

     Or any other address that one party shall notify the other party in the manner stated in this clause.

19.  The sending of a notice by registered mail or delivery thereof by messenger shall constitute satisfactory modes for delivering notices. Any letter sent by registered mail shall be deemed as if received seventy-two hours after its delivery to the post office, and, if delivered by messenger, the moment of its delivery.

              IN WITNESS WHEREOF, THE PARTIES HAVE HEREUNTO SIGNED:

-------------------------------------   ----------------------------------------
The Lessee                              The Lessor

[stamps and signatures on every page]

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Edith Industrial Buildings Ltd.
Private company number 51-205511-2

Scope Metals Trading and Technical Services Ltd.

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